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                                                               EXHIBIT NO. 99.11

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 2-74959 of MFS Government Securities Fund of our report dated April 10, 1998 appearing in the annual report to shareholders for the year ended February 28, 1998, of MFS Government Securities Fund and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Boston, Massachusetts
June 23, 1998